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                                                                   Exhibit 23(a)












                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Timken Company Long-Term Incentive Plan (As Amended and Restated as of December 16, 1999) of our report dated February 3, 2000, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                     ERNST & YOUNG LLP



Canton, Ohio
April 17, 2000